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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Trans World Entertainment Corporation on Form S-4 of our report dated August 21, 1997 (February 28, 1998 as to Note 1) relating to the financial statements of The Wall Music, Inc. for the year ended June 1, 1997 appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 29, 1999